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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  APRIL 2, 1997



                           CROSS TIMBERS OIL COMPANY
            (Exact name of registrant as specified in its charter)



           DELAWARE                   1-10662                  75-2347769
(State or other jurisdiction  (Commission File Number)     (IRS Employer
        of incorporation)                                  Identification No.)



810 HOUSTON STREET, SUITE 2000, FORT WORTH, TEXAS               76102
  (Address of principal executive offices)                   (Zip Code)



                                (817) 870-2800
             (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

     On April 2, 1997, Cross Timbers Oil Company, a Delaware corporation ("the Company"), completed the sale of $125 million of 9 1/4% Senior Subordinated Notes due 2007. The Company received net proceeds of $121.5 million (before estimated offering expenses of $454,000 to be paid by the Company) which were used to repay outstanding indebtedness under the Company's senior bank credit facility. The Notes were sold to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933. The Notes have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CROSS TIMBERS OIL COMPANY


Date: April 9, 1997           By:   LOUIS G. BALDWIN
                                    ----------------------------
                                    Louis G. Baldwin
                                    Senior Vice President and
                                     Chief Financial Officer

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